Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

Shutterfly, Inc.
Redwood City, California

We hereby consent to the incorporation by reference in the Registration Statements on Form No. S-8 (Nos. 333-137676, 333-148487, 333-156659) of our report dated November 16, 2009, relating to the financial statements of TinyPictures, Inc. as of December 31, 2008 and 2007 and for the years then ended, appearing in this Current Report on Form 8-K for Shutterfly, Inc.

/s/ Mohler, Nixon & Williams

San Francisco, CA
November 16, 2009